UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 2, 2024, XTI Aerospace, Inc. (the “Company”) entered into an Exchange Agreement with a holder of shares of the Company’s Series 9 Preferred Stock pursuant to which the Company and the holder agreed to exchange 750 shares of Series 9 Preferred Stock with an aggregate stated value of $787,500 (the “Preferred Shares”) for 357,954 shares of common stock (the “Exchange Shares”) at an effective price per share of $2.20. The Company issued the Exchange Shares to the holder on May 3, 2024, at which time the Preferred Shares were cancelled. The Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that (a) the Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of May 10, 2024, after taking into account the issuance of the Exchange Shares, the Company had 11,186,494 shares of common stock outstanding.

Because the Exchange Shares constitute less than 5% of the Company’s outstanding common stock, the disclosure under this Item 3.02 is being disclosed voluntarily.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreements

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 15, 2024, in connection with the consummation of the XTI Merger (as defined below) on March 12, 2024, the Board appointed (i) Scott Pomeroy as the Company’s Chief Executive Officer and as a member of the Board in Class I (for a term ending with the 2024 annual meeting of shareholders) and (ii) Brooke (Martellaro) Turk as the Company’s Chief Financial Officer. The Company entered into employment agreements with Mr. Pomeroy and Ms. Turk on May 6, 2024 and May 8, 2024, respectively, which are described below.

The Company entered into an employment agreement with Mr. Pomeroy on May 6, 2024 (the “Pomeroy Employment Agreement”), pursuant to which Mr. Pomeroy agreed to continue to serve as the Company’s Chief Executive Officer and as a member and Chairman of the Board. Pursuant to the terms of the Pomeroy Employment Agreement, Mr. Pomeroy is entitled to receive an annual base salary of $400,000, which may be increased by the Board from time to time in its sole discretion. Pursuant to the Pomeroy Employment Agreement, Mr. Pomeroy received retroactive pay with respect to the period from March 13, 2024 until April 30, 2024 in the aggregate amount of $54,545 and will receive retroactive pay with respect to the period from May 1, 2024 until May 6, 2024 in the amount of $6,061. Mr. Pomeroy is also entitled to receive an annual cash bonus of up to a baseline of 100% of his base salary, with the right and ability to earn up to a cap of 150% of his base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Pomeroy Employment Agreement. The Board will determine and award the annual cash bonus by January 31 following the end of each calendar year during Mr. Pomeroy’s employment period. Mr. Pomeroy is also eligible to participate in the Company’s incentive stock option plan and may receive additional stock options or other equity incentives in the sole discretion of the Board. In addition, Mr. Pomeroy is entitled to vacation time, paid holidays, sick days and personal days in accordance with the Company’s policies applicable to other senior executives of the Company; provided that he is entitled to six weeks of vacation annually. Mr. Pomeroy is also eligible to participate in all benefit plans and programs maintained by the Company for the benefit of its senior executives. In addition, the Company agreed to reimburse Mr. Pomeroy for all reasonable and necessary business expenses incurred by him in connection with the performance of his duties under the Pomeroy Employment Agreement within a reasonable period of time after Mr. Pomeroy’s submission of expense vouchers, in accordance with Company’s expense reimbursement policies.

Mr. Pomeroy’s employment agreement term ends on December 31, 2025, with one automatic one-year extension to December 31, 2026, unless either party provides prior notice of non-renewal on or before March 31, 2025. The Pomeroy Employment Agreement provides that Mr. Pomeroy’s receipt of compensation following termination of employment is subject to his execution of a release releasing all claims against the Company and its executives, directors and employees, other than as prohibited by law. If Mr. Pomeroy is terminated without cause (other than due to death or disability) or if he resigns for good reason (as such terms are defined in the Pomeroy Employment Agreement), then Mr. Pomeroy will be entitled to (i) a severance payment equivalent to the base salary that would have been paid to him through the end of the employment period, (ii) payment for any unused vacation accrued to the date of termination, (iii) payment for any accrued but unpaid expenses through the date of termination and (iv) any benefits to which he may be entitled upon termination pursuant to the terms of any applicable plans and programs or as may be required by applicable law. If Mr. Pomeroy terminates for good reason, in addition to the foregoing compensation and benefits, he is entitled to receive reimbursements of premium payments for continuation coverage under applicable state or federal law, in the event he elects such continuation coverage, for the remainder of his employment period, or, if longer, for a period of six months after termination of employment. The Pomeroy Employment Agreement also includes provisions governing Company confidential information. If Mr. Pomeroy is terminated for cause, then immediately following such termination, he is entitled only to any unpaid compensation and unreimbursed expenses.

The foregoing description of the Pomeroy Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pomeroy Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company entered into an employment agreement with Ms. Turk on May 8, 2024 (the “Turk Employment Agreement”), pursuant to which Ms. Turk agreed to continue to serve as the Company’s Chief Financial Officer. Pursuant to the terms of the Turk Employment Agreement, Ms. Turk is entitled to receive an annual base salary of $350,000, which may be increased by the Board from time to time in its sole discretion. Pursuant to the Turk Employment Agreement, Ms. Turk received retroactive pay with respect to the period from March 13, 2024 until April 30, 2024 in the aggregate amount of $47,788 and will receive retroactive pay with respect to the period from May 1, 2024 until May 8, 2024 in the amount of $7,955. Ms. Turk is also entitled to receive an annual cash bonus of up to a baseline of 75% of her base salary, with the right and ability to earn up to a cap of 112.5% of her base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Turk Employment Agreement. The Board will determine and award the annual cash bonus within 30 days after the end of each calendar year during Ms. Turk’s employment period. The remaining material terms of the Turk Employment Agreement are substantially similar to the terms of the Pomeroy Employment Agreement described above.

The foregoing description of the Turk Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Turk Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

Re-Audit of Financial Statements for the Fiscal Year Ended December 31, 2022

On March 12, 2024, the Company (formerly known as Inpixon), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed their previously announced merger transaction. The merger transaction was completed pursuant to an Agreement and Plan of Merger, dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024, pursuant to which Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of the Company (the “XTI Merger”).

In connection with the XTI Merger, the Company is required to file an amendment to the Current Report on Form 8-K filed with the SEC on March 15, 2024 (the “8-K Amendment”), which 8-K Amendment will include, among other things, (i) the audited consolidated financial statements of Legacy XTI as of and for the years ended December 31, 2023 and 2022 and (ii) Legacy XTI’s Management’s Financial Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2023 and 2022.

The audited consolidated financial statements of Legacy XTI for the fiscal year ended December 31, 2022 (the “2022 Audited Financial Statements”) were audited by BF Borgers CPA, PC (“Borgers”). On May 3, 2024, the SEC announced that it had settled charges against Borgers that it failed to conduct audits in accordance with the standards of the Public Company Accounting Oversight Board. As part of the settlement, Borgers agreed to a permanent ban on appearing or practicing before the SEC. As a result of Borgers’ settlement with the SEC, the Company’s current auditors, Marcum LLP, have agreed to review and re-audit the 2022 Audited Financial Statements in connection with the filing of the 2022 Audited Financial Statements with the 8-K Amendment. As a result, the Company may be delayed in filing the 8-K Amendment. If the 8-K Amendment is not timely filed, the Company may lose its S-3 eligibility for at least a 12-month period.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated May 6, 2024, by and between XTI Aerospace, Inc. and Scott Pomeroy
10.2+	Employment Agreement, dated May 8, 2024, by and between XTI Aerospace, Inc. and Brooke Turk
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: May 10, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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